SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  May 14, 2003


                            PAYSTAR COPRORATION
            (Exact Name of Registrant as Specified in Charter)


NEVADA                           000-32197        86-0885565
(State or Other Jurisdiction     (Commission      (IRS Employer
of Incorporation)                File Number)     Identification No.)

1330 SOUTH HAM LANE, SUITE 101, LODI, CA     95242
(Address of Principal Executive Offices)     (Zip Code)

Registrant's telephone number, including area code:  (209) 339-0484

1110 WEST KETTLEMAN LANE, SUITE 48, LODI, CA   95240
(Former Address, if Changed Since Last Report)

ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) (i) Effective May 14, 2003, the Company dismissed Perry-Smith LLP as the Company's independent accountants.

     (ii) The report of Perry-Smith LLP on the Company's consolidated financial statements for the fiscal year ended December 31, 2001, the only year audited by Perry-Smith LLP, contained no adverse opinion or disclaimer of opinion and was not modified as to uncertainty, audit scope, or accounting principles.

     (iii) The Board of Directors approved the dismissal on May 14, 2003. The Company has no audit or similar committee.

     (iv) In connection with the Company's audit for fiscal year ended December 31, 2001, and for the period up to the date of dismissal, the Company has had no disagreements with Perry-Smith LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Perry-Smith LLP would have caused them to make reference thereto in their report on the consolidated financial statements of the Company for such year.

     (v) The Company has requested that Perry-Smith LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements.

(b) (i) The Company engaged Pritchett, Siler & Hardy, P.C. as its new independent accountants effective May 14, 2003.

     During the Company's two most recent fiscal years and through the date of this report, neither the Company, nor anyone on its behalf, has consulted with Pritchett, Siler & Hardy, P.C. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Pritchett, Siler & Hardy, P.C. concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-B.


                                SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   NMXS.com, Inc.

Date:  May 16, 2003                By /s/ William D. Yotty
                                      William D. Yotty, Chairman

Date:  May 16, 2003                By /s/ Harry T. Martin
                                      Harry T. Martin, CFO




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